CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP ® Trust of our reports dated February 23, 2023, relating to the financial statements and financial highlights, which appear in Delaware VIP Emerging Markets Series and Delaware VIP Small Cap Value Series’s Annual Reports on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP ® Trust of our reports dated February 23, 2023, relating to the financial statements and financial highlights, which appear in Delaware VIP Fund for Income Series, Delaware VIP Growth and Income Series, Delaware VIP Growth Equity Series, Delaware VIP International Series, Delaware VIP Investment Grade Series, Delaware VIP Limited Duration Bond Series, Delaware VIP Opportunity Series and Delaware VIP Total Return Series’ Annual Reports on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 27, 2023